Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Management of the Funds: Independent Registered Public Accounting Firm”, “Financial Statements and Experts”, and “Appendix A: Representations And Warranties (4.1f)”, and to the incorporation by reference of our report dated December 14, 2007, in the Prospectus/Proxy Statement dated September 12, 2008 in this Registration Statement on Form N-14 (SEC File Number 811-2213) of Castle Convertible Fund, Inc.

ERNST & YOUNG LLP

New York, New York

August 5, 2008